Exhibit 10.44

AMYRIS BIOTECHNOLOGIES, INC.

STOCK PURCHASE AGREEMENT

(FOR NON-U.S. EMPLOYEES)

AGREEMENT made this              day of                         ,              by and between Amyris Biotechnologies, Inc., a California corporation, and «First» «Last», Optionee under the Corporation’s 2005 Stock Option/Stock Issuance Plan.

All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

A.        EXERCISE OF OPTION

1.        Exercise. Optionee hereby purchases              shares of Common Stock (the “Purchased Shares”) pursuant to that certain option (the “Option”) granted Optionee on              (the “Grant Date”) to purchase up to «M__Option_Shares» shares of Common Stock (the “Option Shares”) under the Plan at the exercise price of $US             per share (the “Exercise Price”).

2.        Payment. Concurrently with the delivery of this Agreement to the Corporation, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

3.        Responsibility for Taxes. Current with the delivery of this Agreement, Optionee will pay or make adequate arrangements satisfactory to the Corporation and/or the Optionee’s Employer to satisfy all Tax-Related Items. In this regard, Optionee authorizes the Corporation and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from Optionee’s wages or other cash compensation paid to Optionee by the Corporation, and/or the Employer; or (ii) withholding from proceeds of the sale of shares of Common Stock acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Corporation (on Optionee’s behalf pursuant to this authorization); or (iii) withholding in shares of Common Stock to be issued at exercise of the Option.

Finally, Optionee shall pay to the Corporation or the Employer any amount of Tax-Related Items that the Corporation or the Employer may be required to withhold or account for as a result of Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Corporation may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock if Optionee fails to comply with Optionee’s obligations in connection with the Tax-Related Items.

4.        Stockholder Rights. Until such time as the Corporation exercises the Repurchase Right or the First Refusal Right, Optionee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Articles B and C.

B.        SECURITIES LAW COMPLIANCE

1.        Restricted Securities. The Purchased Shares have not been registered under the 1933 Act and are being issued to Optionee in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is acquiring the Purchased Shares for investment purposes only and not with a view to resale and is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

2.        Restrictions on Disposition of Purchased Shares. Optionee shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

(i)        Optionee shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

(ii)        Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

(iii)        Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

3.        Restrictive Legends. The stock certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a ‘no action’ letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer.”

C.        TRANSFER RESTRICTIONS

1.        Restriction on Transfer. Except for any Permitted Transfer, Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares in contravention of the First Refusal Right or the Market Stand-Off.

2.        Transferee Obligations. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the First Refusal Right and (ii) the Market Stand-Off, to the same extent such shares would be so subject if retained by Optionee.

3.        Market Stand-Off.

(a)        In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation’s initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days, and the Market Stand-Off shall in no event be applicable to any underwritten public offering effected more than two (2) years after the effective date of the Corporation’s initial public offering.

(b)        Owner shall be subject to the Market Stand-Off provided and only if the officers and directors of the Corporation are also subject to similar restrictions.

(c)        Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

(d)        In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

D.        RIGHT OF FIRST REFUSAL

1.        Grant. The Corporation is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Purchased Shares in which Optionee has vested. For purposes of this Article D, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Owner, but shall not include any Permitted Transfer.

2.        Notice of Intended Disposition. In the event any Owner of Purchased Shares in which Optionee has vested desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Purchased Shares subject to such offer to be hereinafter referred to as the “Target Shares”), Owner shall promptly (i) deliver to the Corporation written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles B and C.

3.        Exercise of the First Refusal Right. The Corporation shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Owner prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares, then the Corporation shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Corporation.

Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Owner and the Corporation cannot agree on such cash value within ten (10) days after the Corporation’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Corporation or, if they cannot agree on an appraiser within twenty (20) days after the Corporation’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Owner and the Corporation. The closing shall then be held on the later of (i) the fifth (5th) business day following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.

4.        Non-Exercise of the First Refusal Right. In the event the Exercise Notice is not given to Owner prior to the expiration of the twenty-five (25)-day exercise period, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Articles B and C. The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions and restrictions of Article B and Paragraph C.3, and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such First Refusal Right and the provisions and restrictions of Article B and Paragraph C.3. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

5.        Partial Exercise of the First Refusal Right. In the event the Corporation makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within five (5) business days after Owner’s receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

(i)        sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Paragraph D.4, as if the Corporation did not exercise the First Refusal Right; or

(ii)        sale to the Corporation of the portion of the Target Shares which the Corporation has elected to purchase, such sale to be effected in substantial conformity with the provisions of Paragraph D.3. The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

Owner’s failure to deliver timely notification to the Corporation shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

6.        Recapitalization/Reorganization.

(a)        Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the First Refusal Right, but only to the extent the Purchased Shares are at the time covered by such right.

(b)        In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Reorganization, but only to the extent the Purchased Shares are at the time covered by such right.

7.        Lapse. The First Refusal Right shall lapse upon the earliest to occur of (i) the first date on which shares of the Common Stock are held of record by more than five hundred (500) persons, (ii) a determination made by the Board that a public market exists for the outstanding shares of Common Stock or (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least twenty million dollars ($20,000,000). However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

E.        GENERAL PROVISIONS

1.        Assignment. The Corporation may assign the First Refusal Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

2.        Employment. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

3.        Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the post office, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

4.        No Waiver. The failure of the Corporation in any instance to exercise the First Refusal Right shall not constitute a waiver of any other rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

5.        Cancellation of Shares. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be purchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be purchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

F.        MISCELLANEOUS PROVISIONS

1.        Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

2.        Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

3.        Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without resort to that State’s conflict of laws rules, as provided in the Plan. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Alameda County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Agreement is made and/or to be performed.

4.        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5.        Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Optionee, Optionee’s permitted assigns and the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

AMYRIS BIOTECHNOLOGIES, INC.

By:

Name:

Title:

Address:

«First» «Last», OPTIONEE

Address:

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of Optionee has read and hereby approves the foregoing Stock Purchase Agreement. In consideration of the Corporation’s granting Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement.

OPTIONEE’S SPOUSE

Address:

APPENDIX

The following definitions shall be in effect under the Agreement:

A.        Agreement shall mean this Stock Purchase Agreement.

B.        Board shall mean the Corporation’s Board of Directors.

C.        Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)        a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii)        a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation, or

(iii)        the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

D.        Code shall mean the U.S. Internal Revenue Code of 1986, as amended.

E.        Common Stock shall mean the Corporation’s common stock.

F.        Corporation shall mean Amyris Biotechnologies, Inc., a California corporation, and any successor corporation to all or substantially all of the assets or voting stock of Amyris Biotechnologies, Inc. which shall by appropriate action adopt the Plan.

G.        Disposition Notice shall have the meaning assigned to such term in Paragraph D.2.

H.        Employer shall mean Optionee’s employer.

I.        Exercise Price shall have the meaning assigned to such term in Paragraph A.1.

J.        Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)        If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)        If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)        If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

K.        First Refusal Right shall mean the right granted to the Corporation in accordance with Article E.

L.        Grant Date shall have the meaning assigned to such term in Paragraph A.1.

M.        Grant Notice shall mean the Notice of Grant of Stock Option pursuant to which Optionee has been informed of the basic terms of the Option.

N.        Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

O.        Market Stand-Off shall mean the market stand-off restriction specified in Paragraph C.3.

P.        1933 Act shall mean the U.S. Securities Act of 1933, as amended.

Q.        1934 Act shall mean the U.S. Securities Exchange Act of 1934, as amended.

R.        Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

S.        Option shall have the meaning assigned to such term in Paragraph A.1.

T.        Option Agreement shall mean all agreements and other documents evidencing the Option.

U.        Optionee shall mean the person to whom the Option is granted under the Plan.

V.        Owner shall mean Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

W.        Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X.        Permitted Transfer shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Optionee obtains the Corporation’s prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

Y.        Plan shall mean the Corporation’s 2005 Stock Option/Stock Issuance Plan.

Z.        Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

AA.        Purchased Shares shall have the meaning assigned to such term in Paragraph A.1.

BB.        Recapitalization shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration.

CC.        Reorganization shall mean any of the following transactions:

(i)        a merger or consolidation in which the Corporation is not the surviving entity,

(ii)        a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii)        a reverse merger in which the Corporation is the surviving entity but in which the Corporation’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

(iv)        any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

DD.        SEC shall mean the Securities and Exchange Commission.

EE.        Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Optionee shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Optionee no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which Optionee is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation. However, except to the extent otherwise required by law or expressly authorized by the Plan Administrator, no Service credit shall be given for vesting purposes for any period the Optionee is on a leave of absence.

FF.        Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

GG.        Target Shares shall have the meaning assigned to such term in Paragraph D.2.

HH.        Tax-Related Items shall mean any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Optionee’s participation in the Plan and legally applicable to Optionee.

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